                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-60725 and 333-81371) and Registration Statements on Form S-8 (Nos. 33-57003, 33-65437, 333-15115, 333-15117,
333-67835, and 333-86455) of Compass Bancshares, Inc. of our report dated June 14, 2002 relating to the financial statements, which appear in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP


Birmingham, Alabama
June 14, 2002